Exhibit 99.1

 Milacron Narrows Net Loss on Higher Sales; Outlook Remains Positive


    CINCINNATI--(BUSINESS WIRE)--Nov. 3, 2004--Milacron Inc. (NYSE:MZ)

    -- Note: At 11 a.m. EST on 11/3, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 981-5591. A replay of the call will be made available from 2 p.m. on 11/3 through midnight on 11/10 at www.milacron.com or dial-in at (719) 457-0820 or
       (888) 203-1112: access code 964374.

    Milacron Inc. (NYSE:MZ) today reported a net loss of $5.5 million, or $0.20 per share, in the third quarter of 2004 on sales of $181 million. The loss included, on an after-tax basis, $2.3 million in restructuring costs and $0.4 million in refinancing costs. In comparison, in the third quarter of 2003 the company had a net loss of $67.7 million, or $2.01 per share, on sales of $170 million. The year-ago loss included, on an after-tax basis: a goodwill impairment charge of $52.3 million, $6.3 million in restructuring costs and $1.0 million in refinancing costs, as well as $2.0 million in losses from discontinued operations.
    New orders in the third quarter of 2004 were $183 million, compared to $176 million in the same quarter a year ago. Orders for plastics machinery in North America accounted for most of the increase, as favorable currency translation effects offset softness in Europe.
    Excluding interest, taxes, goodwill impairment, restructuring and refinancing costs, in the third quarter of 2004 earnings from continuing operations improved to $4.6 million, up from $1.7 million in the third quarter of 2003, while operating cash flow grew to $9.5 million from $6.7 million (see reconciliation tables). Despite $1.7 million of restructuring costs, manufacturing margins in the quarter were 18.9%, up from 18.3% in the same quarter last year.
    "Our operational efficiencies continued to improve and consequently, even though our markets did not experience as much growth as we were anticipating, Milacron's third quarter results showed good progress on a year-over-year basis," said Ronald D. Brown, chairman, president and chief executive officer. "Increases in oil and resin prices had a clear negative impact on the economy, as well as on our customers' operating costs, delaying their plans to purchase new equipment. We remain committed to finding better ways to help our customers improve their competitiveness while improving our own performance in this challenging environment."

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India) Steady demand for injection molding products in several key markets - packaging, construction, automotive, medical and consumer goods - led to new orders of $80 million, up from $74 million in the third quarter of 2003. Sales rose to $77 million, from $72 million in the same period last year. This increased sales volume, together with cost-savings from recent restructuring actions, helped improve segment earnings to $4.1 million, from $0.9 million in the year-ago quarter, despite higher pension costs.
    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Demand for Milacron's European-built machinery was primarily export driven, reflecting strength in packaging, consumer goods and medical markets. Despite favorable currency translation effects, third quarter new orders in this segment were $36 million versus $37 million a year ago. Sales, however, rose to $38 million from $33 million last year, with about two-thirds of the increase attributable to favorable currency translation effects. The segment loss of $0.3 million was essentially comparable to a loss of $0.4 million in the year-ago quarter.
    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) New orders and sales of $40 million were essentially flat with year-ago results when excluding currency effects. Held back by highly competitive pricing in Europe and increasing raw material costs worldwide, this segment's operating earnings nevertheless improved to $1.1 million versus $0.1 million in the third quarter of 2003, reflecting improved profitability in North America and cost reductions in Europe.
    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $27 million were essentially flat with those of the third quarter a year ago when excluding currency effects. Segment earnings declined to $2.8 million from $4.8 million a year ago, primarily as a result of rising raw material costs. To offset these higher costs, price increases are being phased in between now and year-end.

    Outlook

    "Our outlook for the fourth quarter and 2005 remains positive," Brown said. "The recovery in the plastics industry is behind where most experts had predicted it would be at this time, which we attribute to rising resin prices. However, we are encouraged by recent order trends, particularly in North America, and for 2005 we are projecting 5% to 7% overall growth in sales.
    "We are also encouraged by our experience at 'K 2004,' the largest plastics trade show in the world, held in Dusseldorf, Germany last week. At the show, we introduced a number of new, technologically advanced products, which were very well received.
    "Outside of North America and Western Europe, growth continues strong, particularly in Eastern Europe and Asia, and we are rapidly expanding our presence in these markets.
    "All things considered, we believe that our cost-reduction initiatives and continued improvements in operating efficiency, as well as increased sales volumes, should enable us to approach breakeven in the fourth quarter and return to profitability in 2005," he said.
    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.
    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).


Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
                      Three Months Ended          Nine Months Ended
                         September 30,               September 30,
               -------------------------------------------------------
                       2004          2003          2004         2003
----------------------------------------------------------------------

Sales           $180,484,000  $170,206,000  $561,166,000 $541,976,000

Loss from
  continuing
  operations      (5,487,000)  (65,701,000)  (49,451,000)(161,582,000)
 Per Share (a)
   Basic               (0.20)        (1.95)        (1.37)       (4.81)
   Diluted             (0.20)        (1.95)        (1.37)       (4.81)

Loss from
  discontinued
  operations               -    (1,958,000)     (477,000)  (5,675,000)
 Per Share (a)
   Basic                   -         (0.06)        (0.01)       (0.17)
   Diluted                 -         (0.06)        (0.01)       (0.17)

Net loss          (5,487,000)  (67,659,000)  (49,928,000)(167,257,000)
 Per Share (a)
   Basic               (0.20)        (2.01)        (1.38)       (4.98)
   Diluted             (0.20)        (2.01)        (1.38)       (4.98)


Common shares
  Weighted average
   outstanding for
   basic EPS      34,723,000    33,684,000    37,333,000   33,620,000
  Weighted average
   outstanding for
   diluted EPS    34,723,000    33,684,000    37,333,000   33,620,000
  Outstanding at
   quarter end    35,812,000    33,874,000    35,812,000   33,874,000


(a) Per share amounts include the effects of dividends on preferred stock.

---------------------------------------------

Note: These statements are unaudited and subject to year- end adjustments.



Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
(In millions,                    Three Months Ended  Nine Months Ended
  except per-share data)            September 30,      September 30,
                                 -------------------------------------
                                    2004    2003       2004    2003
----------------------------------------------------------------------

Sales                                $180.5  $170.2    $561.2  $542.0
Cost of products sold                 144.6   139.0     457.0   447.1
Cost of products sold
 related to restructuring               1.7       -       1.7     3.8
                                 -------------------------------------
 Manufacturing margins                 34.2    31.2     102.5    91.1
  Percent of sales                     18.9%   18.3%     18.3%   16.8%

Other costs and expenses
 Selling and administrative            30.8    30.7      92.6    95.3
 Goodwill impairment charge (a)           -    52.3         -    52.3
 Refinancing costs (b)                  0.4     1.0      21.4     1.0
 Restructuring costs (c)                0.6     6.4       3.4    14.8
 Other expense - net                    0.5    (1.2)      1.7     1.0
                                 -------------------------------------
 Total other costs and expenses        32.3    89.2     119.1   164.4
                                 -------------------------------------

Operating earnings (loss)               1.9   (58.0)    (16.6)  (73.3)

Interest expense - net of
 interest income (d)                   (6.6)   (5.9)    (29.8)  (16.9)
                                 -------------------------------------

Loss from continuing operations
 before income taxes                   (4.7)  (63.9)    (46.4)  (90.2)

Provision for income taxes (e)          0.8     1.8       3.0    71.4
                                 -------------------------------------

Loss from continuing operations        (5.5)  (65.7)    (49.4) (161.6)

Discontinued operations - net of
 income taxes (f)                         -    (2.0)     (0.5)   (5.7)
                                 -------------------------------------

Net loss                             $ (5.5) $(67.7)   $(49.9)$(167.3)
                                 =====================================

Loss per common share - basic
  and diluted (g)
 Continuing operations               $(0.20) $(1.95)   $(1.37) $(4.81)
 Discontinued operations                  -   (0.06)    (0.01)  (0.17)
                                 -------------------------------------
 Net loss                            $(0.20) $(2.01)   $(1.38) $(4.98)
                                 =====================================

(a) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(b) In the first quarter of 2004 and the third quarter of 2003, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(c) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(d) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(e) In the nine months ended September 30, 2003, includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(f) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(g) Per share amounts include the effects of dividends on preferred stock.

-----------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
(In millions)                             September 30,  September 30,
                                              2004           2003
----------------------------------------------------------------------

Assets
Cash and cash equivalents                     $40.5         $62.8
Notes and accounts receivable-net (a)         126.5         102.7
Inventories                                   128.8         136.4
Other current assets                           52.5          62.5
Assets of discontinued operations (b)           -             9.0
                                          ----------------------------
  Total current assets                        348.3         373.4
Property, plant and equipment - net           129.0         143.0
Goodwill                                       83.8          95.1
Other noncurrent assets                       112.5         110.5
                                          ----------------------------
  Total assets                               $673.6        $722.0
                                          ----------------------------

Liabilities and shareholders' equity
Short-term borrowings and long-term debt
 due within one year (c)                      $15.8        $158.7
Trade accounts payable and advance
 billings and deposits                         88.0          78.4
Accrued and other current liabilities          96.2         110.9
Liabilities of discontinued operations (b)      -             2.3
                                          ----------------------------
  Total current liabilities                   200.0         350.3
Long-term accrued liabilities                 220.9         243.6
Long-term debt                                235.8         153.8
Shareholders' equity                           16.9         (25.7)
                                          ----------------------------
  Total liabilities and shareholders'
   equity                                    $673.6        $722.0
                                          ----------------------------

(a) In 2003, excludes receivables for continuing operations of $24.6 million that were sold under the receivables sale program.

(b) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations in 2003.

(c) In 2004, $9.3 million was drawn against the revolving credit facility, excluding outstanding letters of credit of $13.1 million. In 2003, $42.0 million was drawn against the revolving credit facility, excluding letters of credit of $11.9 million.

----------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Consolidated Cash Flows
Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
(In millions)                             Three Months  Nine Months
                                              Ended         Ended
                                          September 30, September 30,
                                          ----------------------------
                                           2004   2003   2004    2003
----------------------------------------------------------------------

Increase (decrease) in cash and
 cash equivalents
Operating activities cash flows
  Net Loss                               $(5.5)$(67.7)$(49.9)$(167.3)
  Loss from discontinued operations          -    2.0    0.5     5.7
  Depreciation and amortization            4.9    5.0   15.3    16.3
  Goodwill impairment charges                -   52.3      -    52.3
  Refinancing costs                        0.4      -   21.4       -
  Restructuring costs                      2.3    6.4    5.1    18.6
  Working capital changes
      Notes and accounts receivable (a)   (1.0)  (8.2) (32.6)   (6.3)
      Inventories                          2.0    8.7    2.9    16.3
      Other current assets                (1.8)   1.0   (7.5)    8.9
      Trade accounts payable              (0.2)   7.4    3.2    (5.7)
      Other current liabilities           (4.6) (10.1) (13.3)  (29.5)
  Deferred income taxes and other - net   (1.4)   5.0    3.9    70.2
                                          ----------------------------
  Net cash provided (used) by
      operating activities                (4.9)   1.8  (51.0)  (20.5)

Investing activities cash flows
  Capital expenditures                    (1.4)  (1.1)  (4.3)   (4.1)
  Divestitures                               -    4.1    8.0   (20.3)
  Acquisitions and other - net             0.2    0.1    0.4    (4.1)
                                          ----------------------------
  Net cash provided (used) by
      investing activities                (1.2)   3.1    4.1   (28.5)

Financing activities cash flows
  Issuance of long-term debt                 -      -  219.8       -
  Repayments of long-term debt            (0.4)  (0.7)(261.0)   (1.7)
  Increase (decrease) in short-term
   borrowings                              9.1   (1.5)  67.4    (2.8)
  Debt issuance costs                     (3.0)     -  (24.9)      -
  Dividends paid                          (1.4)     -   (1.6)   (0.8)
                                          ----------------------------
  Net cash provided (used) by
      financing activities                 4.3   (2.2)  (0.3)   (5.3)

Effect of exchange rate fluctuations on
 cash and cash equivalents                 0.3   (0.8)  (0.9)    6.2
Cash flows related to discontinued
 operations                                  -   (6.3)  (4.2)  (11.4)
                                          ----------------------------
Decrease in cash and cash equivalents     (1.5)  (4.4) (52.3)  (59.5)

Cash and cash equivalents at beginning
 of period                                42.0   67.2   92.8   122.3
                                          ----------------------------
Cash and cash equivalents at end
 of period                               $40.5  $62.8  $40.5   $62.8
                                          ============================


(a) In the nine months ended September 30, 2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold under the receivables sale program.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
(In millions)                           Three Months    Nine Months
                                            Ended           Ended
                                        September 30,  September 30,
                                       -------------------------------
                                         2004 2003 (a)2004 (a)2003 (a)
----------------------------------------------------------------------

Machinery technologies North America

Sales                                   $77.2   $71.6  $237.7  $234.6
Operating cash flow (b)                   5.9     2.8    12.6     8.0
Segment earnings                          4.1     0.9     6.9     1.4
   Percent of sales                       5.3%    1.3%    2.9%    0.6%
New orders                               80.3    74.4   246.6   242.8

Machinery technologies Europe

Sales                                   $37.5   $33.4  $122.4  $107.3
Operating cash flow (b)                   0.8     0.6     5.3     0.1
Segment earnings                         (0.3)   (0.4)    2.1    (2.9)
   Percent of sales                      -0.8%   -1.2%    1.7%   -2.7%
New orders                               36.3    36.9   122.0   109.0

Mold technologies

Sales                                   $39.6   $39.1  $122.8  $126.7
Operating cash flow (b)                   2.7     1.8     7.2     5.6
Segment earnings (loss)                   1.1     0.1     2.4     0.5
   Percent of sales                       2.8%    0.3%    2.0%    0.4%
New orders                               39.5    39.4   123.0   126.6

Eliminations

Sales                                   $(0.4)  $(0.3)  $(2.3)  $(4.6)
New orders                               (0.2)   (0.7)   (2.5)   (3.3)

  Total plastics technologies
     Sales                             $153.9  $143.8  $480.6  $464.0
     Operating cash flow (b)              9.4     5.2    25.1    13.7
     Segment earnings (loss)              4.9     0.6    11.4    (1.0)
        Percent of sales                  3.2%    0.4%    2.4%   -0.2%
     New orders                         155.9   150.0   489.1   475.1

Industrial fluids

Sales                                   $26.6   $26.4   $80.6   $78.0
Operating cash flow (b)                   3.3     5.2    10.2    13.4
Segment earnings                          2.8     4.8     8.7    12.0
   Percent of sales                      10.5%   18.2%   10.8%   15.4%
New orders                               26.6    26.4    80.6    78.0

Total continuing operations

Sales                                  $180.5  $170.2  $561.2  $542.0
Operating cash flow (b)                   9.5     6.7    25.2    14.9
Segment earnings                          7.7     5.4    20.1    11.0
Goodwill impairment charge (c)              -   (52.3)      -   (52.3)
Refinancing costs (d)                    (0.4)   (1.0)  (21.4)   (1.0)
Restructuring costs (e)                  (2.3)   (6.4)   (5.1)  (18.6)
Corporate expenses                       (2.6)   (3.1)   (8.8)  (10.3)
Other unallocated expenses (f)           (0.5)   (0.6)   (1.4)   (2.1)
                                       -------------------------------
Operating loss                            1.9   (58.0)  (16.6)  (73.3)
   Percent of sales                       1.1%  -34.1%   -3.0%  -13.5%
New orders                              182.5   176.4   569.7   553.1
Ending backlog                          100.1    91.7   100.1    91.7


(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(d) In the first quarter of 2004 and the third quarter of 2003, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(e) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(f) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
(In millions)                             Three Months  Nine Months
                                              Ended         Ended
                                          September 30, September 30,
                                          ----------------------------
                                           2004   2003   2004    2003
----------------------------------------------------------------------

Machinery technologies North America

Segment earnings                           $4.1   $0.9   $6.9    $1.4
Depreciation and amortization               1.8    1.9    5.7     6.6
                                          ----------------------------
Operating cash flow                         5.9    2.8   12.6     8.0

Machinery technologies Europe

Segment earnings (loss)                   $(0.3) $(0.4)  $2.1   $(2.9)
Depreciation and amortization               1.1    1.0    3.2     3.0
                                          ----------------------------
Operating cash flow                         0.8    0.6    5.3     0.1

Mold technologies

Segment earnings                           $1.1   $0.1   $2.4    $0.5
Depreciation and amortization               1.6    1.7    4.8     5.1
                                          ----------------------------
Operating cash flow                         2.7    1.8    7.2     5.6

     Total plastics technologies

     Segment earnings (loss)               $4.9   $0.6  $11.4   $(1.0)
     Depreciation and amortization          4.5    4.6   13.7    14.7
                                          ----------------------------
     Operating cash flow                    9.4    5.2   25.1    13.7

Industrial fluids

Segment earnings                           $2.8   $4.8   $8.7   $12.0
Depreciation and amortization               0.5    0.4    1.5     1.4
                                          ----------------------------
Operating cash flow                         3.3    5.2   10.2    13.4

Total continuing operations

Net Loss                                  $(5.5)$(67.7)$(49.9)$(167.3)
Loss from discontinued operations (a)         -    2.0    0.5     5.7
Provision for income taxes (b)              0.8    1.8    3.0    71.4
Interest expense - net (c)                  6.6    5.9   29.8    16.9
Goodwill impairment charge (d)                -   52.3      -    52.3
Refinancing costs (e)                       0.4    1.0   21.4     1.0
Restructuring costs (f)                     2.3    6.4    5.1    18.6
Depreciation and amortization               4.9    5.0   15.3    16.3
                                          ----------------------------
Operating cash flow (g)                    $9.5   $6.7  $25.2   $14.9
                                          ============================

(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(b) In the nine months ended September 30, 2003, includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(c) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(d) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(e) In the first quarter of 2004 and the third quarter of 2003, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

(g) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Reconciliation of Consolidated Earnings to Internal Reporting Measures Milacron Inc. and Subsidiaries

                                                   Third Quarter 2004
----------------------------------------------------------------------
(In millions, except per-share data)   Three Months    Nine Months
                                          Ended          Ended
                                       September 30,   September 30,
                                     ---------------------------------
                                       2004  2003(a)   2004(a) 2003(a)
----------------------------------------------------------------------

Net loss                              $(5.5) $(67.7)  $(49.9) $(167.3)
Discontinued operations-net of
 income taxes                             -     2.0      0.5      5.7
                                     ---------------------------------

Loss from continuing operations        (5.5)  (65.7)   (49.4)  (161.6)
Provision for income taxes (b)         (0.8)   (1.8)    (3.0)   (71.4)
                                     ---------------------------------

Loss from continuing operations
 before income taxes                   (4.7)  (63.9)   (46.4)   (90.2)
Interest expense - net of interest
 income (c)                             6.6     5.9     29.8     16.9
                                     ---------------------------------

Operating loss                          1.9   (58.0)   (16.6)   (73.3)
Goodwill impairment charge (d)            -    52.3        -     52.3
Refinancing costs (e)                   0.4     1.0     21.4      1.0
Restructuring costs (f)                 2.3     6.4      5.1     18.6
                                     ---------------------------------

Earnings (loss) from continuing
 operations before interest,
 income taxes, refinancing
 costs and restructuring costs         $4.6    $1.7     $9.9    $(1.4)
                                     =================================

Loss per common share - basic and
 diluted
      Continuing operations          $(0.20) $(1.95)  $(1.37)  $(4.81)
      Discontinued operations             -   (0.06)   (0.01)   (0.17)
                                     ---------------------------------
           Net loss                  $(0.20) $(2.01)  $(1.38)  $(4.98)
                                     =================================

(a) Reflects the presentation of Grinding Wheels in 2004 and 2003 and Round Tools in 2003 as discontinued operations.

(b) In 2003, includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(c) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(d) Represents a charge to adjust the carrying value of goodwill in the mold technologies segment.

(e) In the first quarter of 2004 and the third quarter of 2003, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs.

------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Historical Information
Operating results reflecting Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations

----------------------------------------------------------------------
(In millions, except per-share data)
                                                 2002
                                 -------------------------------------
                                  Qtr 1   Qtr 2  Qtr 3  Qtr 4   Year
----------------------------------------------------------------------

Sales                             $158.5 $169.9 $173.3 $191.5  $693.2
Cost of products sold              133.2  138.5  141.7  158.2   571.6
Cost of products sold related to
 restructuring                         -      -      -    1.9     1.9
                                 -------------------------------------
Total cost of products sold        133.2  138.5  141.7  160.1   573.5
                                 -------------------------------------

   Manufacturing margins            25.3   31.4   31.6   31.4   119.7

Other costs and expenses
   Selling and administrative       28.8   31.0   30.9   30.3   121.0
   Goodwill impairment charge          -      -      -      -       -
   Refinancing costs                   -      -      -      -       -
   Restructuring costs               5.0    2.9    1.9    2.2    12.0
   Other - net                      (3.5)   2.6    1.5   (0.6)      -
                                 -------------------------------------
      Total other costs and
       expenses                     30.3   36.5   34.3   31.9   133.0
                                 -------------------------------------

Operating loss                      (5.0)  (5.1)  (2.7)  (0.5)  (13.3)

Interest expense - net of
 interest income                    (5.6)  (6.1)  (6.5)  (5.1)  (23.3)
                                 -------------------------------------

Loss from continuing operations
   before income taxes and
   cumulative effect of change
   in method of accounting         (10.6) (11.2)  (9.2)  (5.6)  (36.6)

Provision (benefit) from income
 taxes                              (3.6)  (3.3)  (4.7)  (6.6)  (18.2)
                                 -------------------------------------

Earnings (loss) from continuing
   operations before cumulative
   effect of change in method of
    accounting                      (7.0)  (7.9)  (4.5)   1.0   (18.4)

Discontinued operations-net of
 income taxes
   Loss from operations             (6.1)  (7.9) (10.4)  (0.8)  (25.2)
   Net gain (loss) on
    divestitures                       -  (15.3)  29.4   (5.7)    8.4
                                 -------------------------------------
      Total discontinued
       operations                   (6.1) (23.2)  19.0   (6.5)  (16.8)

Cumulative effect of change
 in method of accounting          (187.7)     -      -      -  (187.7)
                                 -------------------------------------

Net earnings (loss)              $(200.8)$(31.1) $14.5  $(5.5)$(222.9)
                                 =====================================

Earnings (loss) per common share
   Basic and diluted (a)
      Continuing operations       $(0.21)$(0.24)$(0.14) $0.03  $(0.56)
      Discontinued operations      (0.18) (0.69)  0.57  (0.20)  (0.50)
     Cumulative effect of
      change in method of
      accounting                   (5.62)     -      -      -   (5.61)
                                 -------------------------------------
         Net earnings (loss)      $(6.01)$(0.93) $0.43 $(0.17) $(6.67)
                                 =====================================

----------------------------------------------------------------------

Historical Information
Operating results reflecting Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations

----------------------------------------------------------------------
(In millions, except per-share data)
                                                   2003
                                  ------------------------------------
                                   Qtr 1  Qtr 2  Qtr 3  Qtr 4   Year
----------------------------------------------------------------------

Sales                             $190.2 $181.6 $170.2 $197.7  $739.7
Cost of products sold              158.4  149.7  139.0  158.2   605.3
Cost of products sold related to
 restructuring                         -    3.8      -   (0.5)    3.3
                                  ------------------------------------
Total cost of products sold        158.4  153.5  139.0  157.7   608.6
                                  ------------------------------------

   Manufacturing margins            31.8   28.1   31.2   40.0   131.1

Other costs and expenses
   Selling and administrative       30.2   34.3   30.7   33.8   129.0
   Goodwill impairment charge          -      -   52.3   13.3    65.6
   Refinancing costs                   -      -    1.0    0.8     1.8
   Restructuring costs               6.0    2.5    6.4    8.9    23.8
   Other - net                       0.7    1.6   (1.2)  (1.4)   (0.3)
                                  ------------------------------------
 Total other costs and expenses     36.9   38.4   89.2   55.4   219.9
                                  ------------------------------------

Operating loss                      (5.1) (10.3) (58.0) (15.4)  (88.8)

Interest expense - net of interest
 income                             (5.2)  (5.8)  (5.9)  (6.1)  (23.0)
                                  ------------------------------------

Loss from continuing operations
   before income taxes and
   cumulative effect of change
   in method of accounting         (10.3) (16.1) (63.9) (21.5) (111.8)

Provision (benefit) from income
 taxes                              (2.7)  72.2    1.8    1.4    72.7
                                  ------------------------------------

Earnings (loss) from continuing
   operations before cumulative
   effect of change in method of
   accounting                       (7.6) (88.3) (65.7) (22.9) (184.5)

Discontinued operations-net of
 income taxes
   Loss from operations             (0.7)  (3.0)  (2.0)  (0.7)   (6.4)
   Net gain (loss) on
    divestitures                       -      -      -   (0.8)   (0.8)
                                  ------------------------------------
 Total discontinued operations      (0.7)  (3.0)  (2.0)  (1.5)   (7.2)

Cumulative effect of change in
 method of accounting                  -      -      -      -       -
                                  ------------------------------------
Net earnings (loss)                $(8.3)$(91.3)$(67.7)$(24.4)$(191.7)
                                  ====================================

Earnings (loss) per common share
   Basic and diluted (a)
      Continuing operations       $(0.23)$(2.63)$(1.95)$(0.68) $(5.49)
      Discontinued operations      (0.02) (0.09) (0.06) (0.04)  (0.21)
     Cumulative effect of change
        in method of accounting        -      -      -      -       -
                                  ------------------------------------
         Net earnings (loss)      $(0.25)$(2.72)$(2.01)$(0.72) $(5.70)
                                  ====================================

----------------------------------------------------------------------

Historical Information
Operating results reflecting Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations

----------------------------------------------------------------------
(In millions, except per-share data)
                                                         2004
                                                 ---------------------
                                                  Qtr 1  Qtr 2  Qtr 3
----------------------------------------------------------------------

Sales                                            $188.9 $191.7 $180.5
Cost of products sold                             156.1  156.2  144.6
Cost of products sold related to restructuring        -      -    1.7
                                                 ---------------------
Total cost of products sold                       156.1  156.2  146.3
                                                 ---------------------

   Manufacturing margins                           32.8   35.5   34.2

Other costs and expenses
   Selling and administrative                      30.9   30.8   30.8
   Goodwill impairment charge                         -      -      -
   Refinancing costs                                6.4   14.6    0.4
   Restructuring costs                              1.1    1.7    0.6
   Other - net                                      1.4   (0.1)   0.5
                                                 ---------------------
      Total other costs and expenses               39.8   47.0   32.3
                                                 ---------------------

Operating loss                                     (7.0) (11.5)   1.9

Interest expense - net of interest income          (7.9) (15.3)  (6.6)
                                                 ---------------------

Loss from continuing operations
   before income taxes and cumulative effect
   of change in method of accounting              (14.9) (26.8)  (4.7)

Provision (benefit) from income taxes               1.1    1.1    0.8
                                                 ---------------------

Earnings (loss) from continuing operations
   before cumulative effect of change
   in method of accounting                        (16.0) (27.9)  (5.5)

Discontinued operations-net of income taxes
   Loss from operations                            (0.6)  (0.7)     -
   Net gain (loss) on divestitures                    -    0.8      -
                                                 ---------------------
      Total discontinued operations                (0.6)   0.1      -

Cumulative effect of change in method
   of accounting                                      -      -      -
                                                 ---------------------

Net earnings (loss)                              $(16.6)$(27.8) $(5.5)
                                                 =====================

Earnings (loss) per common share
   Basic and diluted (a)
      Continuing operations                      $(0.47)$(0.64)$(0.20)
      Discontinued operations                     (0.02)     -      -
     Cumulative effect of change in method
        of accounting                                 -      -      -
                                                 ---------------------
         Net earnings (loss)                     $(0.49)$(0.64)$(0.20)
                                                 =====================

----------------------------------------------------------------------

(a) For all periods presented, basic and diluted earnings per share are identical.



Historical Segment and Supplemental Information
Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.


----------------------------------------------------------------------
(In Millions)
                                                  2002
                                   -----------------------------------
                                    Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year
----------------------------------------------------------------------

Machinery technologies North  America
Sales                               $68.4  $74.9  $73.7  $96.6 $313.6
Operating cash flow (a)               3.9    1.8    4.0    8.2   17.9
Segment earnings (loss)               1.4   (0.7)   1.5    5.8    8.0
New orders                           77.6   75.5   79.4   88.0  320.5

Machinery technologies Europe
Sales                               $23.8  $27.7  $34.7  $31.2 $117.4
Operating cash flow (a)              (2.1)  (1.3)  (0.6)  (0.6)  (4.6)
Segment earnings (loss)              (3.0)  (2.1)  (1.5)  (1.5)  (8.1)
New orders                           26.8   26.4   34.7   34.1  122.0

Mold technologies
Sales                               $45.9  $44.8  $41.1  $42.9 $174.7
Operating cash flow (a)               4.2    4.1    2.6    1.8   12.7
Segment earnings                      2.5    2.3    0.4    0.1    5.3
New orders                           45.7   44.3   41.7   42.6  174.3

Eliminations
Sales                               $(2.1) $(1.6) $(0.9) $(3.9) $(8.5)
New orders                           (3.0)  (1.5)  (1.9)  (3.4)  (9.8)

     Total plastics technologies
Sales                              $136.0 $145.8 $148.6 $166.8 $597.2
Operating cash flow (a)               6.0    4.6    6.0    9.4   26.0
Segment earnings (loss)               0.9   (0.5)   0.4    4.4    5.2
New orders                          147.1  144.7  153.9  161.3  607.0

Industrial fluids
Sales                               $22.5  $24.1  $24.7  $24.7  $96.0
Operating cash flow (a)               4.2    3.6    3.8    4.3   15.9
Segment earnings                      3.8    3.3    3.4    3.9   14.4
New orders                           22.5   24.2   24.6   24.7   96.0

Total continuing operations
Sales                              $158.5 $169.9 $173.3 $191.5 $693.2
Operating cash flow (a)               5.6    3.4    5.3    9.2   23.5
Segment earnings (loss)               4.7    2.8    3.8    8.3   19.6
Goodwill impairment charges (b)         -      -      -      -      -
Refinancing costs (c)                   -      -      -      -      -
Restructuring costs (d)              (5.0)  (2.9)  (1.9)  (4.1) (13.9)
Corporate expenses                   (3.9)  (4.0)  (3.6)  (3.9) (15.4)
Other unallocated expenses (e)       (0.8)  (1.0)  (1.0)  (0.8)  (3.6)
                                   -----------------------------------
Operating earnings (loss)            (5.0)  (5.1)  (2.7)  (0.5) (13.3)
   Percent of sales                  -3.2%  -3.0%  -1.6%  -0.3%  -1.9%
New orders                          169.6  168.9  178.5  186.0  703.0
Ending backlog                       74.0   75.7   80.5   76.4   76.4


----------------------------------------------------------------------

Historical Segment and Supplemental Information
Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.


----------------------------------------------------------------------
(In Millions)
                2003                               2004
              --------------------------------------------------------
               Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year   Qtr 1  Qtr 2  Qtr 3
----------------------------------------------------------------------

Machinery technologies
  North America
Sales          $88.3  $74.7  $71.6  $86.6 $321.2  $77.3  $83.2  $77.2
Operating cash
 flow (a)        4.5    0.7    2.8    7.4   15.4    1.4    5.3    5.9
Segment
 earnings
 (loss)          2.1   (1.6)   0.9    5.3    6.7   (0.6)   3.4    4.1
New orders      84.9   83.5   74.4   82.0  324.8   79.1   87.2   80.3

Machinery
 technologies
 Europe
Sales          $35.0  $38.9  $33.4  $43.7 $151.0  $42.5  $42.4  $37.5
Operating cash
 flow (a)        0.3   (0.8)   0.6    2.4    2.5    2.2    2.3    0.8
Segment
 earnings
 (loss)         (0.7)  (1.8)  (0.4)   1.5   (1.4)   1.1    1.3   (0.3)
New orders      33.3   38.8   36.9   44.5  153.5   40.0   45.7   36.3

Mold
 technologies
Sales          $44.6  $43.0  $39.1  $42.0 $168.7  $43.3  $39.9  $39.6
Operating cash
 flow (a)        2.0    1.8    1.8    2.9    8.5    3.0    1.5    2.7
Segment
 earnings        0.3    0.1    0.1    1.3    1.8    1.4   (0.1)   1.1
New orders      44.7   42.5   39.4   42.1  168.7   43.0   40.5   39.5

Eliminations
Sales          $(3.0) $(1.3) $(0.3) $(0.8) $(5.4) $(0.4) $(1.5) $(0.4)
New orders      (1.2)  (1.4)  (0.7)  (1.0)  (4.3)  (1.3)  (1.0)  (0.2)

 Total
 plastics
 technologies

Sales         $164.9 $155.3 $143.8 $171.5 $635.5 $162.7 $164.0 $153.9
Operating cash
 flow (a)        6.8    1.7    5.2   12.7   26.4    6.6    9.1    9.4
Segment
 earnings
 (loss)          1.7   (3.3)   0.6    8.1    7.1    1.9    4.6    4.9
New orders     161.7  163.4  150.0  167.6  642.7  160.8  172.4  155.9

Industrial
 fluids
Sales          $25.3  $26.3  $26.4  $26.2 $104.2  $26.2  $27.7  $26.6
Operating cash
 flow (a)        4.0    4.2    5.2    4.3   17.7    3.0    3.9    3.3
Segment
 earnings        3.5    3.7    4.8    3.7   15.7    2.5    3.4    2.8
New orders      25.3   26.3   26.4   26.3  104.3   26.2   27.8   26.6

Total continuing
 operations
Sales         $190.2 $181.6 $170.2 $197.7 $739.7 $188.9 $191.7 $180.5
Operating cash
 flow (a)        6.6    1.6    6.8   12.4   27.4    5.8    9.9    9.5
Segment
 earnings
 (loss)          5.2    0.4    5.4   11.8   22.8    4.4    8.0    7.7
Goodwill
 impairment
 charges (b)       -      -  (52.3) (13.3) (65.6)     -      -      -
Refinancing
 costs (c)         -      -   (1.0)  (0.8)  (1.8)  (6.4) (14.6)  (0.4)
Restructuring
 costs (d)      (6.0)  (6.3)  (6.4)  (8.4) (27.1)  (1.1)  (1.7)  (2.3)
Corporate
 expenses       (3.5)  (3.7)  (3.1)  (4.0) (14.3)  (3.3)  (2.9)  (2.6)
Other
 unallocated
 expenses (e)   (0.8)  (0.7)  (0.6)  (0.7)  (2.8)  (0.6)  (0.3)  (0.5)
              --------------------------------------------------------
Operating
 earnings
 (loss)         (5.1) (10.3) (58.0) (15.4) (88.8)  (7.0) (11.5)   1.9
   Percent of
    sales       -2.7%  -5.7% -34.1%  -7.8% -12.0%  -3.7%  -6.0%   1.1%
New orders     187.0  189.7  176.4  193.9  747.0  187.0  200.2  182.5
Ending backlog  74.7   85.4   91.7   92.0   92.0   89.5   97.7  100.1

-----------------------------------

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(b) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(c) In the first quarter of 2004 and the third quarter of 2003, represents costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives announced in 2002 through 2004 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.

(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.



Estimates and Projections for Financial Modeling
Updated: November 3, 2004

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.


                                        Quarter Ended    Year Ended
(In millions)                           Dec. 31, 2004   Dec. 31, 2004
----------------------------------------------------------------------

Projected profit & loss items
 Sales                                     195 - 205     $757  - 768
      Total plastics technologies          170 - 180      650  - 660
      Industrial fluids                     25 -  27      106  - 108
 Segment earnings
      Total plastics technologies            8 -  10       19  -  21
      Industrial fluids                      2 -   3       11  -  12
 Corporate and unallocated expenses  (1)     3 -   4       13  -  14
 Interest expense - net                      7 -   8       37  -  38
 Provision for income taxes                  0 -   1        3  -   4
 Refinancing costs                                 -              21
 Restructuring charges                             2               7
                                           ----------  -------------
 Earnings (loss) after tax from continuing
  operations                                (5)-   1      (54) - (48)
 Average diluted shares outstanding(2)          40.2            38.0

Projected cash flow & balance sheet items
  Depreciation                                     5              20
  Working capital - increase (decrease)
   (3)                                      (7)- (10)      (9) - (11)
  Cash pension contribution            (less than) 1               4
  Capital expenditures                       6 -   7        9  -  11
  Cash interest                             12 -  13       33  -  35
  Cash dividends                             1 -   2        3  -   4
  Cash taxes                                       -   (less than) 2
  Cash refinancing                           3 -   4       39  -  40
  Cash restructuring                         1 -   2        8  -   9


    1 Corporate and unallocated expenses Includes corporate expenses and ongoing financing costs.

    2 Average diluted shares outstanding Subject to change based on the outcome of the rights offering. For purposes of computing per-share amounts, earnings should be reduced for preferred stock dividend requirements.

    3 Working capital = inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes current foreign exchange rates, and no further acquisitions, divestitures or restructuring initiatives.

Excludes the effects of discontinued operations and any potential goodwill impairment charges.



    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918